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                                                                       EXHIBIT 5

                   [LATHAM & WATKINS ILLINOIS LLC LETTERHEAD]



March 21, 2003



Discover Bank, as Originator
  of Discover Card Master Trust I
12 Read's Way
New Castle, Delaware 19720

                    Re: Discover Card Master Trust I, Series 2003-3
                        Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined your Registration Statement on Form S-3 (Registration No. 333-57556), together with the exhibits thereto (the "Registration Statement"), registering credit card pass-through certificates representing undivided interests in the Discover Card Master Trust I (the "Trust") and the related Prospectus dated March 19, 2003 and Prospectus Supplement dated March 19, 2003 (together, the "Prospectus"), filed by you with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of Series 2003-3 Floating Rate Class A Credit Card Pass-Through Certificates and Series 2003-3 Floating Rate Class B Credit Card Pass-Through Certificates (together, the "Series 2003-3 Certificates"). The Series 2003-3 Certificates will be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 1993, which is incorporated by reference to
Exhibit 4.1 of your Registration Statement on Form S-1 (Registration No. 33-71502), as amended by the First Amendment to the Pooling and Servicing Agreement, dated as of August 15, 1994, which is incorporated by reference to
Exhibit 4.2 of the Trust's Current Report on Form 8-K dated August 1, 1995, by the Second Amendment to the Pooling and Servicing Agreement, dated as of February 29, 1996, which is incorporated by reference to Exhibit 4.4 of the Trust's Current Report on Form 8-K dated April 30, 1996, by the Third Amendment to the Pooling and Servicing Agreement, dated as of March 30, 1998, which is incorporated by reference to Exhibit 4.1(d) of the Trust's Registration Statement on Form 8-A filed on April 13, 1998, by the Fourth Amendment to the Pooling and Servicing Agreement, dated as of November 30, 1998, which is incorporated by reference to Exhibit 4.1 of the Trust's Current Report on Form 8-K dated November 30, 1998, and by the Fifth Amendment to the Pooling and Servicing Agreement, dated as of March 30, 2001, which is incorporated by reference to Exhibit 4.1 of the Trust's Current Report on Form 8-K dated March 30, 2001, and as




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supplemented by a Series Supplement (the "Series 2003-3 Supplement"), a copy of the form of which is included as Exhibit 4.7 to the Registration Statement and the specific terms of which are summarized in the Prospectus, each by and between Discover Bank (formerly known as Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee. We are familiar with the proceedings taken by Discover Bank as originator of the Trust in connection with the authorization of the issuance and sale of the Series 2003-3 Certificates, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

         We are opining herein as to the effect on the subject transactions of only United States federal law and the laws of the State of New York, and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

         Based on the foregoing, we are of the opinion, as of the date hereof, that the Series 2003-3 Certificates, upon issuance and sale thereof in the manner described in the Prospectus and as provided in the Pooling and Servicing Agreement and the Series 2003-3 Supplement, will be validly issued, fully paid and nonassessable, and enforceable in accordance with their terms and entitled to the benefits of the Pooling and Servicing Agreement and the Series 2003-3 Supplement, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, and (ii) general principles of equity (whether enforcement is considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

         In connection with the exception set forth in clause (i) of the preceding paragraph of our opinion, we call your attention to the fact that (x) the Federal Deposit Insurance Corporation, as receiver for Next Bank, has taken the position in regard to Next Bank's credit card securitizations that an amortization event related solely to the receivership of the sponsoring bank is unenforceable and has also indicated in a footnote to an interagency advisory, jointly issued with other federal regulatory agencies, that this type of amortization event may be void or voidable under the Federal Deposit Insurance Act and (y) we would consider a similar position by the Federal Deposit Insurance Corporation in connection with the subject transaction to fall within the exception set forth in clause (i) of the preceding paragraph of our opinion.

         In rendering our opinion, we have assumed that, upon or prior to the issuance and sale of the Series 2003-3 Certificates, (i) the Series 2003-3 Supplement will be duly authorized, executed and delivered by the Trustee, (ii) all documents required to be executed and delivered in connection with the issuance and sale of the Series 2003-3 Certificates will be so executed and delivered by properly



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March 21, 2003
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authorized persons, and (iii) the respective purchase prices for the Class A
Certificates and the Class B Certificates of Series 2003-3, as set forth in the table on the cover of the Prospectus, will be paid to you by the various underwriters named in the Prospectus.

         We hereby consent to the filing of (i) this opinion and (ii) the opinion to be filed as Exhibit 8, in each case as part of the Trust's Current Report on Form 8-K, dated March 21, 2003.



                                                   Very truly yours,



                                                   LATHAM & WATKINS ILLINOIS LLC